EXHIBIT 99.1
AMERICAN LEARNING CORPORATION
REPORTS FIRST QUARTER RESULTS
JERICHO, NY, August 10, 2010: American Learning Corporation (the “Company”) (NASDAQ:ALRN) announced revenues of $2,266,090 and a net loss of $49,970 ($.01 net loss per share) for the quarter ended June 30, 2010. By comparison, the Company reported revenues of $1,907,091 and a net loss of $39,770 ($.01 net loss per share) for the three months ended June 30, 2009.
During the three months ended June 30, 2010, revenues increased 18.8% over the comparable period in the prior fiscal year due to increases in preschool programs and school staffing services.

	Three Months Ended
	06/30/10	06/30/09
	(Unaudited)
Revenues	$2,266,090	$1,907,091

Operating loss	(50,288)	(44,137)

Net loss	$(49,970)	$(39,770)

Net loss per share — basic and diluted	$(0.01)	$(0.01)

Weighted average shares — basic and diluted	4,754,900	4,754,900
American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.
For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.